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                                                                      EXHIBIT 21


           PACIFIC REHABILITATION & SPORTS MEDICINE, INC. AND SUBSIDIARIES
                            SUBSIDIARIES OF THE REGISTRANT

Pacific Rehab of Alabama, Inc. *

PR Acquisition Corporation (a California corporation)
    Assumed Business Name:
         Pacific Southwest Therapy  (AZ and NV)
         Pacific Southwest Rehab  (CA)
         Arthritis Trauma & Sports Physical Therapy  (NV)
         Southwest Therapy Services  (NV)
         Pacific Southwest Hand Rehab  (NV)

Leeward Back and Neck, Inc. (a Hawaii Corporation) *

Dade Physical Therapy Rehab, Inc. (a Florida corporation)
    Assumed Business Name:
         Dade Prosthetic-Orthotic and Physical Therapy Rehabilitation (FL) Hampton and Schultz (FL)
         Pacific Prosthetic & Orthotic (FL)

Longview Physicians Physical Therapy Service, Inc. (a Washington corporation) *

Pacific Rehab of Maryland, Inc. (a Maryland corporation)
    Assumed Business Name:
         Samuel H. Esterson, P.T.

St. Paul and Biddle Medical Associates, LLC

_______________________________

*  No Assumed Business Names